EXHIBIT 99.2

                            GARDEN RIDGE CORPORATION

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    ARTICLE I
                                     PURPOSE

      Garden Ridge Corporation, a Delaware corporation (the "Company"), is dependent for the successful conduct of its business on the initiative, effort and judgment of its directors. This 1996 Non-Employee Director Stock Option Plan (the "Plan") is intended to provide the non-employee directors of the Company additional compensation for their service as directors and an incentive, through options to acquire stock in the Company, to increase the value of the Company's Common Stock, par value $0.01 per share ("Common Stock").

                                   ARTICLE II
                                 ADMINISTRATION

      The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan and the policies of each stock exchange on which any of the Company's stock at any time may be traded, the Board shall have plenary authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

                                   ARTICLE III
                   SHARES SUBJECT TO PLAN AND DURATION OF PLAN

      The Plan shall expire and terminate on the earlier of (i) the date ten years from the effective date of this Plan, or (ii) the date on which there have been granted to eligible non-employee Directors pursuant to the Plan stock options to purchase an aggregate of 35,000 shares of the Common Stock. Shares subject to stock options under the Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and held in its treasury, in the sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the unexercised shares which were subject thereto may be reoptioned under the Plan.

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                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

      Under the Plan, each non-employee director shall, effective as of the date of his initial election to the Board, be granted a stock option to purchase from the Company 2,500 shares of Common Stock, and effective each year on the date which is three days following the Company's release of financial results for its first fiscal quarter, be granted a stock option to purchase from the Company 2,500 shares of Common Stock, at a price determined as set forth in ARTICLE IV below.

                                    ARTICLE V
                     TERMS AND CONDITIONS OF STOCK OPTIONS;
                       STOCK OPTION PRICE; TRANSFERABILITY

      Each stock option granted under the Plan shall be evidenced by a stock option agreement (the "Agreement"), the form of which shall have been approved by the Board. The Agreement shall be executed by the Company and the optionee, and shall set forth the terms and conditions of the stock option, which terms and conditions shall include, but not be limited to the following:

      (a) OPTION PRICE. The per share stock option price shall be an amount equal to the Fair Market Value (as defined below) of the Common Stock on the date of grant of the stock option. In no event shall the stock option price be less than the par value of the Company's Common Stock.

      (b) TERM. The term of each stock option granted under the Plan shall be for a period of five years from the grant thereof.

      (c) TRANSFERABILITY. Except as set forth below, the stock options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee, the optionee's guardian or legal representative.

      (d) VESTING. Each stock option granted under the Plan shall vest immediately; provided, however, that the sale of the shares issued upon the exercise of a stock option by any person subject to Section 16 of the Securities Act of 1934 (the "1934 Act") shall not be allowed until at least six months after the later of (i) the approval of this Plan by the stockholders of the Company in accordance with ARTICLE XI hereof or (ii) the grant of the stock option.

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                                   ARTICLE VI
                            EXERCISE OF STOCK OPTIONS

      The purchase price of shares of Common Stock acquired upon exercise of a stock option shall be paid in full at the time of exercise in cash or by certified or cashier's check payable to the order of the Company, or, upon receipt of all required regulatory approvals, if any, by delivery of shares of Common Stock of the Company already owned, and in the possession of, the stock option holder having a Fair Market Value equal to such stock option price, or any combination thereof. Shares of Common Stock used to satisfy the exercise price of a stock option shall be valued at their Fair Market Value determined as of the close of business on the date such stock option is exercised, or if such date is not a business date, on the business day immediately preceding the date of exercise. Deliveries of cash, shares and notices to the Company shall be directed to the Secretary of the Company.

      No stock option granted hereunder shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act") and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, or the Company shall have first received the opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to provide the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the 1933 Act and all other applicable securities laws is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

                                   ARTICLE VII
                        FAIR MARKET VALUE OF COMMON STOCK

      For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not so furnished through NASDAQ or a similar organization, the value established by the Board for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in the WALL STREET JOURNAL, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such

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information. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                  ARTICLE VIII
                                   ADJUSTMENTS

      (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the Company's directors and stockholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to stockholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other stockholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

      (b) SIGNIFICANT EVENT. In the event of a potential merger or consolidation involving the Company regardless of whether the Company is the surviving entity of such merger or consolidation, a potential liquidation or dissolution of the Company, a potential sale or other disposition by the Company of all or substantially all of its assets, or a potential sale or other disposition by the stockholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser (any such merger, consolidation, liquidation, dissolution, or sale being referred to herein as a "Significant Event"), then the Company shall have the option of terminating all outstanding stock options upon the actual occurrence of the Significant Event, by notice to all optionees at least 10 days before the occurrence of the Significant Event. Any exercise by an optionee in these circumstances may be conditioned upon the occurrence of the Significant Event. Upon the actual occurrence of the Significant Event, each outstanding stock option shall terminate if the Company exercises its option under this paragraph (b). If the potential Significant Event does not in fact occur for any reason, then the Company's exercise of its option under this paragraph (b) shall have no effect and his or her rights will be the same as if the Company had never exercised its option under this paragraph (b).

      (c) CHANGE OF PAR VALUE. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

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      (d) MISCELLANEOUS. The adjustments provided for in this Article shall be made by the Board whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article, the holder of a stock option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock or other stock not actually issued and delivered to the holder. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                                   ARTICLE IX
                          PRIVILEGES OF STOCK OWNERSHIP

      No person entitled to exercise any stock option granted under the Plan shall have any of the rights or privileges of stockholder of the Company in respect of any shares of stock issuable upon exercise of such stock option until certificates representing such shares shall have been issued and delivered. Upon exercise of a stock option, the person exercising the stock option shall be entitled to one stock certificate evidencing the shares acquired upon such exercise.

                                    ARTICLE X
                           AMENDMENT OR DISCONTINUANCE

      The Board may at any time and from time to time amend, rescind, suspend or terminate the Plan, as it shall deem advisable, provided that the Plan may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. In addition to Board approval of any amendment to the Plan, if the Board further determines on advice of counsel that it is necessary or desirable to obtain stockholder approval of any amendment to the Plan in order to comply with Rule 16b-3 of the General Rules and Regulations under the 1934 Act, or any successor rule, as it shall read as of the time of amendment, or for any other reason, then the effectiveness of any such amendment may be conditioned upon its approval by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company (voting as a single class), present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

      No change may be made in, and no amendment, rescission, suspension or termination of the Plan shall have an effect on, stock options previously granted under the Plan which may impair or alter the rights or obligations of the holders thereof, except that any change may made in stock options previously granted with the consent of the optionees.

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                                   ARTICLE XI
                      EFFECTIVE DATE; STOCKHOLDER APPROVAL

      The Plan shall be effective as of March 6, 1996, the date on which it received the approval of a majority of the disinterested members of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved by the stockholders within twelve (12) months from the date the Plan is approved by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting of such stockholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated. No stock option granted under the Plan shall be exercisable in whole or in part unless and until such stockholder approval is obtained.

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